UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2017 (March 15, 2017)

YULONG ECO-MATERIALS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Island	001-37459	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eastern End of Xiwuzhuang Village

Jiaodian Town, Xinhua Area

Pingdingshan, HenanProvince

People’s Republic of China 467091

(Address of principal executive offices and zip code)

+86-375-8888988

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2017, Yulong Eco-Materials Limited (the “Company”) received a deficiency letter (the “Letter”) from the NASDAQ Stock Market LLC (the “Nasdaq”) regarding the Company’s failure to comply with NASDAQ List Rule 5605(c)(2), pursuant to which an audit committee must have at least three members and be comprised only of independent directors. Due to the resignation of Alice Io Wai Wu, and Michael W. Harlan on February 11, 2017, the Company failed to meet the aforesaid requirement.

Under Rule 5605(c)(4) and 5810(c)(3)(E), the Company has been provided a cure period to regain compliance as follow (the “Cure Period”):

•	until the earlier of the Company’s next annual shareholders’ meeting or February 11, 2018; or
•	if the next annual shareholders’ meeting is held before August 10, 2017, then the Company must evidence compliance no later than August 10, 2017.

If at any time during the cure period the Company submits to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules, the Company’s compliance will be regained.

In the event that the Company does not regain compliance in the Cure Period, staff at the Nasdaq is required to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearing Panel.

This Form 8-K is filed to satisfy the obligation that the Company publicly disclose the deficiency within four (4) business days after the date of the Letter.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit	Description
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YULONG ECO-MATERIALS LIMITED

Date: March 21, 2017	By:	/s/ Yulong Zhu
Yulong Zhu
Chief Executive Officer